Exhibit (a)(4)

FORM OF PERSONNEL OPTION STATEMENT FOR OPTION TENDER OFFER

First Health Group Corp.
ID: FHCC
3200 Highland Avenue
Downers Grove, IL 60515-1223
(630)737-7900

AS OF 10/31/2004

[Name of First Health Optionholder]

ID: [Social Security Number]

[Address]
[City], [State] [Zip Code]

											Gross	Gross Total
		Expiration									Realizable	Realizable
Number	Option Date	Date	Granted	Price	Exercised	Vested	Cancelled	Unvested	Outstanding	Exercisable	Gain/Option	Gain